EXHIBIT 99.9

LEHMAN BROTHERS

Transaction

Date:	30 March, 2007

To:	Countrywide Home Loans, Inc.
Attention:	Documentation Unit

From:	Lehman Brothers Special Financing Inc.
Mandy Lee - Confirmations Group
Facsimile:	(+1) 646-885-9551 (United States of America)
Telephone:	212-526-9257

Ref. Numbers:   Risk ID: 1476601L, 1476599L / Effort ID: N1304606 / Global Deal ID: 2968088, 2968089

Dear Sir or Madam:

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Lehman Brothers Special Financing Inc. (“Party A”) and Countrywide Home Loans, Inc. (“Party B”) on the Trade Date specified below. This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 06 June, 1996, as amended and supplemented from time to time, between Party A and Party B (the “Agreement”). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) are incorporated into this Confirmation.  In the event of any inconsistency between the Definitions and the terms of this Confirmation, this Confirmation will govern.  For the purpose of the Definitions, references herein to a “Transaction” shall be deemed to be references to a “Swap Transaction”.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors’ rights generally and to equitable principles of general application.

LEHMAN BROTHERS SPECIAL FINANCING INC.
LEHMAN BROTHERS INC.
745 SEVENTH AVENUE, NEW YORK NY 10019

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	28 March, 2007

Effective Date:	30 March, 2007

Termination Date:	25 September, 2007, subject to adjustment in accordance with the Following Business Day Convention.

Notional Amount:	USD529,650,000.00 – subject to adjustment in accordance with Appendix A attached hereto.

Fixed Amounts:

Fixed Amount Payer:	Party B

Fixed Amount Payer Payment Dates:	30 March, 2007, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amount:	USD5,000.00

Floating Amounts:

Floating Amount Payer:	Party A

Floating Rate:
The greater of (a) 0% and (b) USD-LIBOR-BBA with a Designated Maturity of 1 month minus the applicable Strike Rate as set forth in Schedule A  below, provided, however, that if USD-LIBOR-BBA for any Calculation Period is greater than 9% then USD-LIBOR-BBA for such Calculation Period shall be deemed to be 9%.

		Schedule A

Cap Rate:	Calculation Periods from and including	Calculation Periods to but excluding	Strike Rate
	30-Mar-2007	25-Apr-2007	8.61125%
	25-Apr-2007	25-May-2007	7.46332%
	25-May-2007	25-Jun-2007	7.22271%
	25-Jun-2007	25-Jul-2007	7.46361%
	25-Jul-2007	25-Aug-2007	7.22299%
	25-Aug-2007	25-Sep-2007	7.22522%

Floating Amount Payer Period End Dates:	The 25th calendar day of each month, from and including 25 April, 2007 to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Amount Payer Payment Dates:	One Business Day prior to each Floating Amount Payer Period End Date.

Risk ID: 1476601L, 1476599L / Effort ID: 1304606 / Global Deal ID: 2968088, 2968089

Spread:	Inapplicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Business Days:	New York

Miscellaneous:

Calculation Agent:	As stated in the Agreement.

Office:	For the purposes of this Transaction, Party A is not a Multibranch Party, and the Office of Party B is its Head Office.

Account Details:

Account Details of Party A:	JPMorgan Chase Bank, New York ABA # 021000021 A/C of Lehman Brothers Special Financing Inc. A/C # 066-143-543

Account Details of Party B:	Please advise our Operations Control Supervisor, reachable by telephone 212-526-0200

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number (+1) 646-885-9551 (United States of America), Attention: Confirmations Group.

Yours sincerely,	Accepted and agreed to:

Lehman Brothers Special Financing Inc.	Countrywide Home Loans, Inc.
/s/ Anatoly Kozlov Anatoly Kozlov Lehman Brothers Special Financing Inc.	By: /s/ Ellen Coleman Name: Ellen Coleman Title: Vice President

Risk ID: 1476601L, 1476599L / Effort ID: 1304606 / Global Deal ID: 2968088, 2968089

Appendix A

*Calculation Periods from and including	*Calculation Periods up to but excluding	Notional Amount (USD)

30 March, 2007	25 April, 2007	529,650,000.00
25 April, 2007	25 May, 2007	526,223,793.00
25 May, 2007	25 June, 2007	521,070,580.00
25 June, 2007	25 July, 2007	514,658,066.00
25 July, 2007	25 August, 2007	506,992,522.00
25 August, 2007	25 September, 2007	498,088,607.00

*subject to adjustment in accordance with the Following Business Day Convention.

Risk ID: 1476601L, 1476599L / Effort ID: 1304606 / Global Deal ID: 2968088, 2968089